Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-151413, 333-122414, 333-65034, 333-55578, and 333-83233 on Form S-8 and Registration Statement No. 333-185465 on Form S-4 of our reports dated February 26, 2013, relating to the consolidated financial statements of priceline.com Incorporated and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K/A Amendment No. 1 of the Company for the year ended December 31, 2012.

/s/ DELOITTE & TOUCHE LLP

Stamford, Connecticut
February 27, 2013

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